EXECUTION COPY




                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 26th day of October, 2009, by and among KVO Capital Management LLC (the "SELLER"), a limited liability company organized under the laws of Delaware, Black Diamond Offshore Ltd., a Cayman Islands exempted company, Double Black Diamond Offshore Ltd., a Cayman Islands exempted company (together with Black Diamond Offshore Ltd., the "PURCHASERS"), and Carlson Capital, L.P. ("CARLSON").

                  WHEREAS, The Seller desires to sell to Purchasers, and Purchasers desire to purchase and accept from the Seller, all of the shares of common stock or securities convertible into common stock of Kana Software, Inc. ("KANA" or the "COMPANY"), a Delaware corporation, owned by the Seller (collectively, the "PURCHASED SHARES") on the terms and subject to the conditions of this Agreement; and

                  WHEREAS, each of the Purchasers and the Seller desires that the foregoing transaction be completed on such terms and subject to such conditions and wish to make certain representations, warranties and covenants in connection therewith.

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Seller and the Purchasers agree as follows:

                  1.    PURCHASE AND SALE OF PURCHASED SHARES.

                        1.1 AGREEMENT TO SELL AND PURCHASE THE SHARES. At the Closing (as defined in Section 1.3(a)), the Seller will, on the terms and subject to the terms of this Agreement, sell, assign, transfer and deliver to the Purchasers, and the Purchasers will purchase and accept from the Seller, the Purchased Shares (as set forth on the signature page hereto) against payment of the Total Purchase Price (as defined in Section 1.2).

                  At the Closing, Seller shall deliver all certificates representing the Purchased Shares being sold by the Seller duly endorsed by such Seller (or accompanied by duly executed stock transfer powers executed in favor of the Purchasers), or other evidence of valid transfer of the Purchased Shares to the Purchasers in a form reasonably satisfactory to the Purchasers, as applicable, with all necessary transfer tax stamps affixed (any expense of acquiring such transfer tax stamps to be shared equally between Seller and Purchasers).

                        1.2 TOTAL PURCHASE PRICE. Purchasers will pay to the Seller the Total Purchase Price (as defined below) per share for the Purchased Shares to be purchased and sold pursuant to this Agreement, calculated and paid as follows:

                  (a) At the Closing (as defined in Section 1.3(a)), $0.95 per Purchased Share (the "INITIAL PURCHASE PRICE"); and

                  (b) In the event that within nine months of the date of execution of the Kana APA (the "KANA CLOSING PERIOD"), Kana consummates the sale of all or substantially of its assets, or is otherwise acquired by virtue of the merger or consolidation of the Company or the tender offer for a majority of the Company's outstanding shares, then within two Business Days


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following the consummation of such  transaction (the "KANA CLOSING"),  $0.10 per
Purchased Share (the "REMAINING PURCHASE PRICE", together with the Initial Purchase Price, the "TOTAL PURCHASE PRICE"). Notwithstanding the foregoing, the Remaining Purchase Price shall be automatically increased to $0.15 per Purchased Share in the event that Seller does not receive payment of the Remaining Purchase Price within five Business Days following the Kana Closing.

                        1.3 CLOSING. (a) The closing ( the "CLOSING") of the purchase and sale of the Purchased Shares shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, as promptly as practicable following the execution of this Agreement (but in any event no later than two Business Days following the announcement of the execution of the Asset Purchase Agreement, by and between Kay Technology Corp, Inc. and Kana, dated as of October 26, 2009 (the "KANA APA")), or at such other time and place as the Seller and the Purchasers mutually agree upon in writing (such date the "CLOSING DATE"). For purposes of this Agreement, "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by Law (as defined in Section 2.4(b)) to remain closed.

                  (b)   The Seller shall deliver to the Purchasers:

                        (i)   promptly   following   the   execution   of   this

         Agreement, wire transfer instructions, in writing, designating the Seller's account(s) to which the Purchasers shall deliver the Initial Purchase Price at Closing in accordance with the terms and conditions of this Agreement; and

                        (ii) at or prior to the Closing, a certificate or certificates representing the Purchased Shares that the Purchasers are purchasing at such Closing, duly endorsed by the Seller (or accompanied by duly executed stock transfer powers executed in favor of the Purchasers), or other evidence of valid transfer of the Purchased Shares to the Purchasers in a form reasonably satisfactory to the Purchasers, as applicable, with all necessary transfer tax stamps affixed (any expense of acquiring such transfer tax stamps to be shared equally between Seller and Purchasers).

                  (c) At or prior to the Closing, the Purchasers shall deliver to the Seller a wire transfer of immediately available funds to an account or accounts designated by the Seller, in the aggregate amount equal to the Initial Purchase Price; and

                        1.4 PAYMENT OF THE REMAINING PURCHASE PRICE. At or prior to two Business Days following the Kana Closing to the extent such Kana Closing is consummated within the Kana Closing Period, Purchasers shall deliver to the Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller (such wire transfer instructions to be provided to Purchasers in writing at least two Business Days prior to the date of payment of the Remaining Purchase Price), an aggregate amount equal to the Remaining Purchase Price.

                  2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. As a material inducement to the Purchasers to enter into this Agreement and purchase the Purchased Shares hereunder, the


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


Seller hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date that:

                        2.1   ORGANIZATION,  EXECUTION  AND EFFECT OF AGREEMENT.
(a) The Seller is a limited liability company that (A) is duly organized, validly existing and in good standing under the Laws (as defined herein) of its jurisdiction of formation, (B) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for such of the foregoing in which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of Seller to enter into this Agreement or the other documents to be delivered at Closing hereunder (the "TRANSACTION DOCUMENTS") or consummate the transactions contemplated hereby or thereby, (C) has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby to be performed by it, and (D) has duly taken all necessary action required to be taken under applicable Law for the due authorization of the execution and delivery by the Seller of this Agreement and the Transaction Documents to which it is a party and the performance by it of the transactions contemplated hereby or thereby.

                  (b) This Agreement has been, and the Transaction Documents to which the Seller is a party will be, duly and validly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by Purchasers, and assuming the due execution and delivery of the Transaction Documents by any other parties thereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against such Seller in accordance with their terms.

                        2.2 OWNERSHIP. The Seller is the true and lawful owner, beneficially or of record, of, and has sole voting power and sole dispositive power over, the Purchased Shares. The Purchased Shares represent all of the shares of common stock of the Company and other securities convertible for or exchangeable into common stock of the Company owned by the Seller and its Affiliates (as defined in Section 11.2). The delivery of the certificates representing the Purchased Shares (or other evidence of transfer of the Purchased Shares in a form reasonably satisfactory to Purchasers) being sold by the Seller will transfer to Purchasers good and valid title to such Purchased Shares, free of any liens, security interests or other encumbrances, claims or voting or other restrictions (collectively, "LIENS") of any kind adverse to the Purchasers.

                        2.3 NO OPTIONS. There are no outstanding subscriptions, options, rights (including phantom stock rights), warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind affecting the Seller's Purchased Shares which will be applicable to the Purchased Shares following the Closing.

                        2.4 NO RESTRICTIONS. (a) There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentally of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("GOVERNMENTAL AUTHORITY"), and no legal, administrative or


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


arbitration proceeding pending or, to the Seller's knowledge, threatened against the Seller or any of its Purchased Shares, with respect to the execution, delivery and performance of this Agreement or any Transaction Documents or the transactions contemplated hereby or thereby or any other agreement entered into by such Seller in connection with the transactions contemplated hereby or thereby.

                  (b) The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party do not, and the performance by the Seller of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any material violation of, or constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligations or the loss of a material benefit or the incurrence of a material liability under, (i) any provision of the certificate of incorporation or bylaws or comparable governing documents of the Seller, or (ii) to the knowledge of Seller, any material permit or approval ("PERMIT"), if any, issued to Seller, under any statute, law, rule, regulation or ordinance (collectively, "LAWS") or any judgment, decree, order, writ, permit or license (collectively, "ORDERS") relating to Seller, except for those as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of Seller to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                  (c) The execution, delivery and performance by the Seller of its obligations under this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation by the Seller of any Law or Order applicable only to it or any of its Purchased Shares or (ii) conflict with, result in any violation or breach of, constitute (with or without notice or lapse of time or both), a default under or require the Seller to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person (as defined in Section 11.2) any right of payment or reimbursement, termination, cancellation, modification or acceleration, or result in the creation or imposition of any Lien upon the Seller's Purchased Shares, under any of, the terms conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession or other instrument, obligation or agreement of any kind
(collectively, "CONTRACTS") to which the Seller is a party or by which such Seller or any of its assets or properties are bound, in each case, except for
(y) that certain Non-Disclosure Agreement between Seller and the Company dated as of July 30, 2009 and the Amended and Restated Rights Agreement, dated as of January 13, 2009 by and between Kana and Computershare Trust Company, N.A. (collectively, the "SELLER KANA AGREEMENTS"), or (z) as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Seller to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                        2.5 APPROVALS AND CONSENTS. Except as required under the Seller Kana Agreements, no material consent, approval or action of, filing with or notice to any Governmental Authority or Person is necessary or required under any of the terms, conditions or provisions of any Law or Order or any Contract to which the Seller is a party or its Purchased Shares are bound for the execution and delivery of this Agreement and any Transaction

Documents by the Seller, the performance by the Seller of its obligations hereunder or thereunder or the consummation by the Seller of the transactions contemplated hereby or thereby except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Seller to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                        2.6 BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchasers could become liable or obligated.

                  3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers hereby represents, warrants and covenants as of the date hereof and as of the Closing Date that:

                        3.1 ORGANIZATION, AUTHORIZATION AND EFFECT OF AGREEMENT. (a) Purchaser is an exempted company that (A) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, (B) is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for such of the foregoing in which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement, the Transaction Documents or to consummate the transactions contemplated hereby or thereby, (C) has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby to be performed by it, and (D) has duly taken all necessary action required to be taken under applicable Law for the due authorization of the execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party and the performance by it of the transactions contemplated hereby or thereby.

                  (b) This Agreement has been, and the Transaction Documents to which the Purchaser is a party will be, duly and validly executed and delivered by such Purchaser and, assuming the due execution and delivery of this Agreement by Seller, and assuming the due execution and delivery of the Transaction Documents by any other parties thereto, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against such Purchaser in accordance with their terms.

                        3.2 NO RESTRICTIONS. (a) There is no suit, action, claim, investigation or inquiry by any Governmental Authority, and no legal, administrative or arbitration proceeding pending or, to the Purchaser's knowledge, threatened against the Purchaser, with respect to the execution, delivery and performance of this Agreement or any Transaction Document or the transactions contemplated hereby or thereby or any other agreement entered into by such Purchaser in connection with the transactions contemplated hereby or thereby.

                  (b) The execution and delivery by Purchaser of this Agreement and the Transaction Documents to which it is a party do not, and the performance by the Purchaser of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any material violation of, or constitute a material default (with or without notice or lapse


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


of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligations or the loss of a material benefit or the incurrence of a material liability under, (i) any provision of the certificate of incorporation or bylaws or comparable governing documents of the Purchaser, or (ii) to the knowledge of Purchaser, any material Permit, if any, issued to the Purchaser under any Laws or any Orders relating to such Purchaser, in each case except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                  (c) The execution, delivery and performance by the Purchaser of its obligations under this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation by the Purchaser of any Law or Order applicable only to it or (ii) conflict with, result in any violation or breach of, constitute (with or without notice or lapse of time or both), a default under or require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to, any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration under any of, the terms, conditions or provisions of any Contracts to which the Purchaser is a party or by which such Purchaser or any of its assets or properties are bound, in each case except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                        3.3 APPROVALS AND CONSENTS. No consent, approval or action of, filing with or notice to any Governmental Authority or Person is necessary or required under any of the terms, conditions or provisions of any Law or Order or any Contract to which the Purchaser is a party for the execution and delivery of this Agreement and any Transaction Documents by the Purchaser, the performance by the Purchaser of its obligations hereunder or thereunder or the consummation by the Purchaser of the transactions contemplated hereby or thereby except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                        3.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchased Shares to be received by the Purchaser will be acquired by the Purchaser for investment purposes only, and not with a view to the resale of any part thereof, and that the Purchaser has no present intention of selling or granting any participation in the same. By executing this Agreement, the Purchaser further represents that it does not have any Contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Purchased Shares.

                        3.5 BROKERS' FEES. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.


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


                        3.6 FINANCING. The Purchaser has and will have at the Closing and at the Kana Closing sufficient cash immediately available to pay the Total Purchase Price.

                  4.    AGREEMENTS   WITH   RESPECT   TO   MATERIAL   NON-PUBLIC
INFORMATION.

                        4.1 Each of the Purchasers and the Seller is sophisticated with respect to transactions in the Purchased Shares and has adequate information concerning the business and financial condition of the issuer of the Purchased Shares to make an informed decision regarding the purchase and sale contemplated hereby and has independently and without reliance upon the other and based on such information as it has deemed appropriate in its independent judgment made its own analysis and decision to enter into the transaction.

                        4.2 Each party hereto has executed a confidentiality agreement with the Company and hereby acknowledges that the other party and its representatives may have received and may possess material non-public information ("NON-PUBLIC INFORMATION") regarding the Purchased Shares, the issuer of the Purchased Shares or its other outstanding debt or securities that may not have been provided to the other party, including, without limitation, information received on a confidential basis directly or indirectly from the issuer. Such Non-public Information may be indicative of a value of the Purchased Shares that is substantially more than the Total Purchase Price reflected in the transaction contemplated hereby or otherwise adverse to either party's interest, and, therefore, such information might be material to the Seller's decision to sell the Purchased Shares or the Purchaser's decision to purchase the Purchased Shares. Each of the Purchasers and Seller acknowledges that it has not requested and does not wish to receive Non-public Information from the other party and agrees that neither party shall have any liability to the other with respect to the non-disclosure of Non-public Information.

                        4.3 Each of Purchasers and Seller expressly releases the other, its Affiliates and their respective officers, directors, employees, agents and controlling persons from any and all liabilities arising from their respective failure to disclose or review, such Non-public Information, and each of Purchasers and Seller agrees to make no claim against the other, its Affiliates and their respective officers, directors, employees, shareholders, partners, agents, representatives or Affiliates with respect to the transaction, relating to such failure to disclose, or to review Non-public Information.

                        4.4 Purchasers and Seller are relying on the other's representations in engaging in the transaction contemplated hereby, and would not engage in such transaction in the absence of such representations.

                        4.5 This Section 4 represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof as to disclosure or non-disclosure of the Non-public Information, and supersedes any prior or contemporaneous agreements relating thereto.

                  5.    COVENANTS

                        5.1 Each of Purchasers and Seller shall, (i) subject to the satisfaction of the conditions to such party's obligations set forth in Sections 6, 7, and 8, execute and deliver


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


such other documents, certificates, agreements and other writings and (ii) take such other actions, in each case, as may be necessary or reasonably requested by the other in order to consummate or implement expeditiously the transactions contemplated hereby in accordance with the terms of this Agreement.

                        5.2 Each of Purchasers and Seller shall use its reasonable best efforts to cause all conditions precedent to the obligations of Purchasers and the Seller to be satisfied. Upon the terms and subject to the conditions of this Agreement, each of the Purchasers and Seller will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                        5.3 Subject to the consummation of the purchase and sale of the Purchased Shares contemplated by Section 1, for a period of twelve months following the Closing, the Seller shall not, and shall cause its Affiliates, directors, officers, and employees not to, directly or indirectly, acting alone or in concert with others, acquire, sell or otherwise transfer ownership of (including "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) any securities or indebtedness of, or any economic interest in, the Company or any of its subsidiaries (including any participation interest therein or any assets underlying such securities or indebtedness).

                        5.4 Purchasers hereby agree to indemnify and hold harmless Seller from and against any and all any and all losses, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorneys' fees, disbursements and administrative or court costs) relating to any failure by Purchasers to pay Seller any portion of the Total Purchase Price.

                  6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS AND THE SELLER. The obligations of each of Purchasers and the Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of the following conditions:

                        6.1 RESTRAINING ACTION. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

                  7. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS. The obligations of Purchasers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchasers:

                        7.1 NO MATERIAL MISREPRESENTATION OR BREACH. (a) There shall have been no material breach by the Seller in the performance of any of the covenants herein to be performed by him, her or it in whole or in part prior to the Closing and (b) the representations and warranties of the Seller contained in this Agreement (i) that are not qualified as to materiality or material adverse effect shall be true and correct in all material respects and
(ii) that are so
qualified shall be true and correct, in each case on the date hereof and as of the Closing Date as if made anew on the Closing Date, except for representations or warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date; and

                        7.2   CLOSING  DELIVERABLES.   The Purchasers shall have
received   the   closing    deliverables    described    in   Section    1.3(b).

                  8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived by the Seller at its option:

                        8.1 NO MATERIAL MISREPRESENTATION OR BREACH. (a) There shall have been no material breach by Purchasers in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing and (b) the representations and warranties of Purchasers contained in this Agreement (i) that are not qualified as to materiality or material adverse effect shall be true and correct in all material respects and (ii) that are so qualified (if any) shall be true and correct, in each case on the date hereof and as of the Closing Date as if made anew on the Closing Date, except for representations or warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date; and

                        8.2   CLOSING  DELIVERABLES.  The  Seller   shall   have
received   the   closing    deliverables    described    in   Section    1.3(c).

                  9. TERMINATION. (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

                  (i) by the mutual written consent of Purchasers and the Seller;

                  (ii) by either Purchasers or the Seller, if the Closing shall not have occurred on or before October 30, 2009, provided, however, that the right to terminate this Agreement pursuant to this Section 9(a)(ii) will not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by such time;

                  (iii) by either Purchasers or the Seller if there shall have been entered a final, nonappealable order or injunction of any Governmental
Authority restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

                  (iv) by Purchasers if the Seller shall have (i) failed to perform any obligation or to comply with any agreement or covenant of the Seller under this Agreement or (ii) breached any of its representations or warranties, in each case such that the condition in Section 7.1 would not be satisfied, which failure has not been cured within ten calendar days of notice from Purchasers; or

                  (v) by the Seller if the Purchasers shall have (i) failed to perform any obligation or comply with any agreement or covenant of Purchasers under this Agreement or (ii) breached any of its representations or warranties, in each case such that the condition in Section 8.1 would not be satisfied, which failure has not been cured within ten calendar days of notice from the Seller.

                  (b) In the event of the termination of this Agreement under this Section 9, each party hereto will pay all of its own fees and expenses. There will be no further liability hereunder on the part of any party hereto if this Agreement is so terminated, except by reason of a prior breach of any representation, warranty or covenant contained in this Agreement.

                  10. RELEASE OF CLAIMS. Subject to the occurrence of the Closing and the payment of all amounts due Seller under this Agreement, the Seller, its representatives and Affiliates hereby release and forever discharge the Company, its subsidiaries, representatives and Affiliates and the
Purchasers, their representatives and Affiliates from any and all actions, causes of action, suits, debts, claims and demands (except for liabilities and obligations arising under this Agreement and the Transaction Documents) that arise out of or relate to acts, events, conditions or omissions occurring or existing at any time prior to and including the Closing Date.

                  11.   MISCELLANEOUS.

                        11.1  SURVIVAL.  The  warranties,   representations  and
covenants of the Purchasers and the Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

                        11.2 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including permitted transferees of any Purchased Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned by any party without the prior written consent of the other party. Notwithstanding the foregoing, the Seller and Purchasers may assign this Agreement and any or all rights or obligations hereunder, without the consent of the other party, to one or more of their respective Affiliates; PROVIDED that no assignment or attempted assignment shall relieve the assignor of any of its obligations under this Agreement. For purposes of this Agreement, "Affiliate" means any individual, group of individuals or entity, including without limitation, any trust, custodian, individual retirement account, corporation, limited liability company, joint venture, limited partnership or general partnership (each, a "PERSON"), that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a Person, (ii) any other Person that, directly or indirectly, is the beneficial owner of a majority of any class of equity securities of the specified person or of which the specified Person is directly or indirectly the owner of a majority of any class of equity securities or (iii) with respect to Purchasers, any fund or account that is managed by the Purchasers.

                        11.3 PRESS RELEASES. Purchasers and Seller will consult with the other before issuing, and provide the other the opportunity to review, comment upon and approve, any press release or other public statements with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby and will not issue any such press release or make any such public statement without the other party's prior written consent, except that a party hereto may make such disclosures as are required by applicable Law, but only after disclosing to the other party the basis for concluding that such disclosure is so required and consulting with the other parties regarding the contents of such disclosure prior thereto. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall restrict the parties hereto from filing with the Securities and Exchange Commission a Schedule 13D with respect to Kana (or any amendment thereto), to which this Agreement shall be an exhibit, and detailing the terms and conditions hereof.

                        11.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of New York.

                        11.5 SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that the other party would be irreparably damaged in the event the provisions of this Agreement are not specifically enforced in the event of a breach hereof by such party and that such damage could not be adequately remedied by the payment of money damages. Consequently, in addition to any other remedies that may be available at law or at equity, each party agrees that upon any breach or threatened breach of this Agreement by such party, the other party hereto shall be entitled to temporary and permanent injunctive or other appropriate equitable relief to restrain or otherwise prevent such breach or threatened breach without posting any bond and without proving that monetary damages would be inadequate.

                        11.6 LIMITATION ON DAMAGES. Notwithstanding any other provisions of this Agreement, in no event will any party hereto be liable to any other party for, nor will any party be entitled to claim for, any lost profits or consequential, exemplary, indirect, punitive or special damages or losses with respect to any claim arising out of or related to this Agreement or the transactions contemplated hereby.

                        11.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                        11.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as specified below or to any other address or addresses as any party may from time to time designate by written notice to the other party; as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                  If to Purchasers, to:

                  Black Diamond Offshore Ltd.
                  c/o Carlson Capital, L.P.
                  2100 McKinney Avenue, Suite 1600
                  Dallas, Texas 75201
                  Attention:  Steven J. Pully

                  Double Black Diamond Offshore Ltd.
                  c/o Carlson Capital, L.P.
                  2100 McKinney Avenue, Suite 1600
                  Dallas, Texas 75201
                  Attention:  Steven J. Pully
                  If to Seller, to:

                  KVO Capital Management, LLC
                  33 South Main Street
                  Hanover, NH 03755
                  Attention: Robert Ashton

                  With a copy to:

                  Nutter, McClennen & Fish, LLP
                  155 Seaport Boulevard
                  World Trade Center West
                  Boston, MA 02210
                  Attention: Alexander S. Glovsky

                        11.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Purchasers and Seller. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Seller.

                        11.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall he enforceable in accordance with its terms.

                        11.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                        11.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12. GUARANTY BY CARLSON. Carlson hereby absolutely, unconditionally and irrevocably guarantees, as principal and not as a surety, to the Seller the prompt and complete payment in full as and when due and payable by Purchasers (and its successors and permitted assigns) of any and all amounts payable by Purchasers pursuant to this Agreement. If for any reason Purchasers shall fail or be unable promptly and fully to pay any of their respective obligations under this Agreement as and when the same shall be due and payable hereunder, Carlson shall forthwith pay or cause to be paid such amounts to the Seller, and the Seller shall not be obligated to pursue remedies against Purchasers as a condition to enforcement of this guaranty. Carlson represents and warrants to the Seller that it has the full corporate power and authority to provide the guaranty contained in this Section 12, to perform its obligations with respect thereto and to execute this Agreement for the purposes thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the above written.

                                     Double Black Diamond Offshore Ltd.

                                     By: Carlson Capital, L.P.,
                                         its investment manager
                                     By: Asgard Investment Corp.,
                                         its general partner


                                     By: /s/ Clint D. Carlson
                                         --------------------------------
                                          Name:  Clint D. Carlson
                                          Title: President

                                     Black Diamond Offshore Ltd.

                                     By: Carlson Capital, L.P.,
                                         its investment manager
                                     By: Asgard Investment Corp.,
                                         its general partner


                                     By: /s/ Clint D. Carlson
                                         --------------------------------
                                         Name:  Clint D. Carlson
                                         Title: President

                                     Carlson Capital, L.P.

                                     By: Asgard Investment Corp.,
                                         its general partner

                                     By: /s/ Clint D. Carlson
                                         --------------------------------
                                         Name:   Clint D. Carlson
                                         Title:  President

                                     KVO Capital Management, LLC

                                     By: /s/ Kernan Oberting
                                         --------------------------------
                                         Name:   Kernan Oberting
                                         Title:  Managing Member

                        Owner of 3,354,343 Purchased Shares on the date hereof.




                              [Signature Page SPA]